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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CAPITAL SENIOR LIVING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL SENIOR LIVING CORPORATION

14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2004

To the Stockholders of Capital Senior Living Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation, a Delaware corporation (the “Company”), will be held at the Addison Conference and Theatre Center, 15650 Addison Road, Addison, Texas 75001 at 10:00 a.m. (local time), on the 19th day of May, 2004, for the following purposes:

1. To elect two (2) directors of the Company to hold office until the Annual Meeting to be held in 2007 or until their respective successors are duly qualified and elected;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as the Company’s independent auditors;

3. To approve the amendment to the Capital Senior Living Corporation 1997 Omnibus Stock and Incentive Plan to increase the number of shares issuable thereunder from 2,000,000 to 2,575,000; and

4. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on March 23, 2004, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

      You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

By Order of the Board of Directors

JAMES A. STROUD
Chairman of the Board and Secretary

April 16, 2004

Dallas, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
QUORUM AND VOTING
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
COMPARATIVE TOTAL RETURNS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
FEES PAID TO INDEPENDENT AUDITORS
PROPOSAL TO AMEND THE CAPITAL SENIOR LIVING CORPORATION 1997 STOCK AND INCENTIVE PLAN
OTHER BUSINESS
GENERAL
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
APPENDIX A
APPENDIX B
APPENDIX C

CAPITAL SENIOR LIVING CORPORATION

14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2004

SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying proxy is solicited by the Board of Directors on behalf of Capital Senior Living Corporation, a Delaware corporation (the “Company”), to be voted at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 19, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted “FOR” the election of directors, the ratification of the independent auditors and the increase in the number of shares under the Company’s 1997 Omnibus Stock and Incentive Plan (as amended, the “1997 Stock Incentive Plan”) as set forth on the accompanying Notice.

      The executive offices of the Company are located at, and the mailing address of the Company is, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

      Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

      This proxy statement (the “Proxy Statement”) and accompanying form of proxy are being mailed on or about April 16, 2004. The Company’s Summary Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2003, mailed to the Company’s stockholders on or about April 16, 2004, does not form any part of the materials for solicitation of proxies.

      Any stockholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to David R. Brickman, General Counsel, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

      In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the “Common Stock”), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

      The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company’s Common Stock, and other costs of solicitation, are to be borne by the Company.

QUORUM AND VOTING

      The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 23, 2004 (the “Record Date”). On the Record Date, there were 25,611,091 shares of Common Stock issued and outstanding.

      Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company’s Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the 1997 Stock Incentive Plan and to ratify the appointment of the independent auditors.

      If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. NYSE regulations prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans and certain other matters unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on these types of proposals without specific instructions from beneficial holders. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 23, 2004, by: (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the address of each person listed below is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

	Shares Beneficially
	Owned(1)(2)

Name of Beneficial Owner	Number		Percent

James Stroud	5,127,159	(3)	19.9
Wellington Management Company, LLP	2,497,000	(4)	9.7
T. Rowe Price Small-Cap Value Fund, Inc.	1,334,700	(5)	5.2
J.&W. Seligman & Co. Incorporated	1,301,723	(6)	5.1
William C. Morris	1,301,723	(6)	5.1
Lawrence A. Cohen	610,729	(7)	2.4
Keith N. Johannessen	102,314	(8)	*
Ralph A. Beattie	103,010	(9)	*
David R. Brickman	54,773	(10)	*
Craig F. Hartberg	7,500	(11)	*
James A. Moore	29,071	(12)	*
Dr. Victor W. Nee	26,271	(13)	*
Jill M. Krueger	—		*
All directors and executive officers as a group (14 persons)	6,220,504	(14)	23.6

*	Less than one percent.

(1)	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)	Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 25,611,091 shares of Common Stock issued and outstanding on March 23, 2004. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)	Consists of 55,000 shares held by Mr. Stroud directly, 4,937,750 shares held indirectly over which Mr. Stroud has voting and dispositive power and 134,409 shares that Mr. Stroud may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(4)	According to Schedule 13G, filed February 10, 2004. The address of Wellington Management Company, LLP is 75 State St., Boston, Massachusetts 02109.

(5)	According to Schedule 13G, filed February 4, 2004. The address of T. Rowe Price Associates, Inc, is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,167,700 shares, representing approximately 4.6% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	According to Schedule 13G/A, filed February 10, 2000. The address of J.&W. Seligman & Co. Incorporated (“Seligman”) and William C. Morris is 100 Park Avenue, New York, New York 10017. Seligman is an investment advisor in which Mr. Morris owns the majority of the outstanding voting securities. Accordingly, the shares reported herein by Mr. Morris include those shares separately reported by Seligman.

(7)	Consists of 454,100 shares held by Mr. Cohen directly, 300 shares held by family members of Mr. Cohen, and 156,329 shares that Mr. Cohen may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(8)	Consists of 102,314 shares that Mr. Johannessen may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(9)	Consists of 103,010 shares that Mr. Beattie may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(10)	Consists of 54,723 shares that Mr. Brickman may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(11)	Consists of 7,500 shares that Mr. Hartberg may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(12)	Consists of 4,800 shares held by Mr. Moore directly and 24,271 shares that Mr. Moore may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(13)	Consists of 1,000 shares held by Dr. Nee directly, 1,000 shares held by Mimi Nee, the spouse of Dr. Nee, and 24,271 shares that Dr. Nee may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

(14)	Includes 765,804 shares that such officers and/or directors, collectively, may acquire upon the exercise of options immediately or within 60 days after March 23, 2004.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees and Continuing Directors

      Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the Annual Meeting to be held in 2007 and until his successor is duly qualified and elected or until his earlier resignation or removal. Each of the nominees is presently a director of the Company.

			Director’s
Name	Age	Position(s) with the Company	Term Expires

Nominees:
James A. Moore	69	Director	2004
Dr. Victor W. Nee	68	Director	2004
Continuing Directors
Lawrence A. Cohen	50	Vice Chairman of the Board and Chief Executive Officer of the Company	2005
Craig F. Hartberg	67	Director	2005
James A. Stroud	53	Chairman of the Board and Chairman and Secretary of the Company	2006
Keith N. Johannessen	47	President and Chief Operating Officer of the Company and Director	2006
Jill M. Krueger	45	Director	2006

      James A. Stroud has served as a director and officer of the Company and its predecessors since January 1986. He currently serves as Chairman of the Board and Chairman and Secretary of the Company. Mr. Stroud also serves on the boards of various educational and charitable organizations and in varying capacities with several trade organizations, including as a member of the Founder’s Council and Leadership Counsel of the Assisted Living Federation of America. Mr. Stroud also serves as an Owner/ Operator Advisory Group member to the National Investment Conference and as a Founding Sponsor of The Johns Hopkins University Senior Housing and Care Program. Mr. Stroud was the past President and a member of the board of directors of the National Association for Senior Living Industry Executives. He was also a Founder of the Texas Assisted Living Association and served as a member of its board of directors. Mr. Stroud has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Stroud has had positions with businesses involved in senior living for 19 years.

      Lawrence A. Cohen has served as a director and Vice Chairman of the Board since November 1996. He has served as Chief Executive Officer of the Company since May 1999 and was Chief Financial Officer from November 1996 to May 1999. From 1991 to 1996, Mr. Cohen served as President and Chief Executive Officer of Paine Webber Properties Incorporated, which controlled a real estate portfolio having a cost basis of approximately $3.0 billion, including senior living facilities of approximately $110.0 million. Mr. Cohen serves on the boards of various charitable organizations and was a founding member and is on the executive committee of the Board of the American Seniors Housing Association. Mr. Cohen has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Cohen has had positions with businesses involved in senior living for 19 years.

      Keith N. Johannessen has served as President of the Company and its predecessors since March 1994, and previously served as Executive Vice President from May 1993 to February 1994. Mr. Johannessen has served as a director and Chief Operating Officer since May 1999. From 1992 to 1993, Mr. Johannessen served as Senior Manager in the health care practice of Ernst & Young. From 1987 to 1992, Mr. Johannessen was Executive Vice President of Oxford Retirement Services, Inc. Mr. Johannessen has served on the State of the

Industry and Model Assisted Living Regulations Committees of the American Seniors Housing Association. Mr. Johannessen has been active in operational aspects of senior housing for 25 years.

      Craig F. Hartberg has been a director since February 2001. Mr. Hartberg currently serves as a Small Business Advisor for the Louisiana Department of Development. Mr. Hartberg was in the banking industry for 28 years. From 1991 to 2000, Mr. Hartberg served as First Vice President, Senior Housing Finance for Bank One, Texas, N.A. From 1989 to 1991, Mr. Hartberg was the Senior Vice President, Manager Private Banking for Team Bank in Dallas, Texas. Mr. Hartberg graduated from the Southwestern Graduate School of Banking at Southern Methodist University. He earned his Masters of Business Administration at the University of Wyoming. Mr. Hartberg served as a member of the Board of Directors of the National Association of Senior Living Industry Executives and as a member of the Assisted Living Federation of America.

      James A. Moore is President of Moore Diversified Services, Inc., a senior living consulting firm engaged in market feasibility studies, investment advisory services, and marketing and strategic consulting in the senior living industry. Mr. Moore has over 40 years of industry experience and has conducted over 1,800 senior living consulting engagements in approximately 600 markets, in 47 states and six countries. Mr. Moore has authored numerous senior living and health care industry technical papers and trade journal articles, as well as the books Assisting Living — Pure & Simple Development and Operating Strategies and Assisted Living 2000, which are required assisted living certification course materials for the American College of Health Care Administrators. Mr. Moore’s latest book, Assisted Living Strategies for Changing Markets, was released in May 2001. Mr. Moore holds a Bachelor of Science degree in Industrial Technology from Northeastern University in Boston and an MBA in Marketing and Finance from Texas Christian University in Fort Worth, Texas.

      Dr. Victor W. Nee has been a Professor in the Department of Aerospace and Mechanical Engineering at the University of Notre Dame since 1965. Dr. Nee is currently Professor Emeritus at the University of Notre Dame. In addition to his professorial duties, Dr. Nee served as Director of the Advanced Technology Center at the University of Massachusetts, Dartmouth from 1993 to 1995, and as Director of the Advanced Engineering Research Laboratory at the University of Notre Dame from 1991 to 1993. Dr. Nee received a Bachelors of Science from the National Taiwan University in Civil Engineering and a Ph.D. in Fluid Mechanics from The Johns Hopkins University. Dr. Nee holds international positions as an advisor to governmental, educational and industrial organizations in China.

      Jill M. Krueger has served as President and Chief Executive of Health Resources Alliance, Inc. (“HRA”), a company specializing in providing for rehabilitative and wellness services, institutional pharmacy services and products and programs designed to promote independence, health and wellness for elderly persons. Ms. Krueger also manages Senior Care Network, a St. Louis based alliance, and Alliance Continuing Care Network, a New York based alliance, both of which create and implement innovative programs and services either to enhance quality of life for seniors through wellness and prevention or create cost efficiencies. Ms. Krueger was a partner at KPMG responsible for overseeing the firm’s national Long-term Care and Retirement Housing Practice. Ms. Krueger served as a public commissioner for the Continuing Care Accreditation Commission (“CCAC”) and as a member of the CCAC financial advisory board from 1997 to 2001. Ms. Krueger also served on the AAHSA House of Delegates, the AAHSA Managed Care Committee, and has been a member of the Alexian Brothers Health Systems Strategic Planning Committee since 1996. Ms. Krueger has served on the Board of Directors and the Finance/ Audit Committee for The Children Place, an organization dedicated to assisting children that are HIV or drug affected. Ms. Krueger has served on the Board of Directors and is the Chairperson for the Audit Committee for Franciscan Sisters Communities of Chicago since 2003.

      The Board of Directors does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

      There are no family relationships among any of the directors, director nominees or executive officers of the Company.

      The Board of Directors unanimously recommends a vote “FOR” the election of each of the individuals nominated for election as a director.

BOARD OF DIRECTORS AND COMMITTEES

      The Company’s Board of Directors currently consists of seven directors. The Board of Directors has determined that Craig F. Hartberg, James A. Moore, Dr. Victor W. Nee and Jill M. Krueger are independent within the meaning of the corporate governance rules of the NYSE. The Company has adopted a Director Independence Policy, a copy of which is included as Appendix A to this Proxy Statement. The Board of Directors determined that Ms. Krueger, Messrs. Hartberg and Moore and Dr. Nee are independent in accordance with this Policy.

      The Board of Directors held 13 meetings during 2003. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend meetings of the Board of Directors, the annual shareholders meeting and meetings of the committees of the Board on which they serve. All directors then serving on the Board, except one director who is no longer on the Board of Directors, attended the Company’s 2003 Annual Meeting of Stockholders.

      Committees of the Board of Directors include the Audit Committee, the Nominating Committee and the Compensation Committee.

     Audit Committee

      The Audit Committee consists of Messrs. Hartberg and Moore, Dr. Nee and Ms. Krueger, each of whom is independent, as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Board of Directors has determined that Ms. Krueger qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. The Board of Directors has adopted an amended and restated Audit Committee Charter which is included as Appendix B to this Proxy Statement and is available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section. Pursuant to this Charter, the Audit Committee serves as an independent party to oversee the Company’s financial reporting process and internal control system, to appoint, replace, provide for compensation of and to oversee the Company’s independent accountants and provide an open avenue of communication among the independent accountants and the Company’s senior management and the Board of Directors. The Audit Committee held seven meetings during 2003.

     Nominating Committee

      The Nominating Committee consists of Messrs. Hartberg and Moore and Dr. Nee, each of whom is independent, as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Nominating Committee identifies individuals qualified to become Board members and recommends Board nominees to the Board of Directors. The Nominating Committee also oversees the evaluation of the Board of Directors and management and develops and recommends for Board of Directors approval the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. The amended and restated Nominating Committee Charter and the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section. The Nominating Committee held two meetings during 2003.

     Compensation Committee

      The Compensation Committee consists of Messrs. Hartberg and Moore and Dr. Nee. The Compensation Committee held nine meetings during 2003 and is responsible for approval of the compensation and objectives and goals of the Chief Executive Officer of the Company and for making recommendations to the Board of Directors concerning the Company’s executive compensation policies for other senior officers and administering the 1997 Stock Incentive Plan. The Compensation Committee Charter is available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section.

Director Nominations

      The Nominating Committee of the Board of Directors is responsible under its charter for identifying and recommending qualified candidates for election to the Board of Directors. In addition, shareholders who wish to recommend a candidate for election to the Board of Directors may submit the recommendation to the chairman of the Nominating Committee, in care of the General Counsel of the Company. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by November 15, 2004 for consideration by the Nominating Committee for the 2005 Annual Meeting of Stockholders.

      Although the Nominating Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Nominating Committee believes that a formal policy is not necessary or appropriate because of the small size of the Board of Directors and because the Company’s current Board of Directors already has a diversity of business background, shareholder representation and industry experience.

      The Nominating Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board that the Board currently does not possess. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise. The Company does not pay a fee to any third party for the identification of candidates, but the Company has paid a fee to a third party for a background check for a candidate.

      With respect to this year’s nominees for director, each of Mr. Moore and Dr. Nee is a current director standing for re-election.

Communication with Directors

      Correspondence may be sent to the directors, including the non-management directors individually or as a group, in care of James A. Stroud, Chairman, with a copy to the General Counsel, David R. Brickman, at the Company’s principal business office, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

      All communication received as set forth above will be opened by the Chairman and General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Appropriate communications other than advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Director Compensation

      Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors are entitled to an annual retainer of $15,000 payable, in arrears, on the date of each Annual Meeting. Non-employee directors are also entitled to a fee of $750 for each Board meeting attended by such director, and $500 for each committee meeting attended by such director. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, non-employee directors receive options to purchase shares of Common Stock in accordance with the provisions of the 1997 Stock Incentive Plan.

Executive Compensation

      The following table sets forth certain summary information concerning the compensation paid to any person who served as the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers whose salary exceeded $100,000 for services rendered in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001, respectively. All of the executive officers named below are referred to herein as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation(1)			Long-Term
					Compensation
				Other Annual
Name and Principal Positions	Year	Salary	Bonus	Compensation(2)	Options/SARs

Lawrence A. Cohen	2003	352,647	254,262	6,000	102,790
Chief Executive Officer and	2002	339,084	187,446	6,000	—
Vice Chairman of the Board	2001	339,084	129,286	6,000	88,000
James A. Stroud	2003	293,872	197,756	8,151	—
Chairman and Secretary of the Company and	2002	282,570	144,227	5,189	—
Chairman of the Board	2001	282,570	148,395	5,045	—
Keith N. Johannessen	2003	225,000	151,516	6,000	56,540
President and	2002	201,986	111,661	5,500	—
Chief Operating Officer	2001	195,156	77,569	5,274	60,000
Ralph A. Beattie	2003	210,066	138,835	6,000	—
Executive Vice President and	2002	201,986	111,661	5,500	—
Chief Financial Officer	2001	195,156	80,008	3,302	60,000
David R. Brickman	2003	168,547	30,000	3,018	41,120
Vice President — General Counsel	2002	162,064	30,000	1,549	—
	2001	146,584	30,000	2,832	24,000

(1)	Annual compensation does not include the cost to the Company of benefits that certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer.

(2)	Other annual compensation includes Employer 401(k) match and auto allowance.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARS			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options/SARS	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

Lawrence A. Cohen	102,790	19.4%	6.30	12/3/2013	$407,326	$1,032,238
Vice Chairman and Chief Executive Officer
Keith N. Johannessen	56,540	10.7%	6.30	12/3/2013	$224,051	$567,786
President and Chief Operating Officer
David R. Brickman	41,120	7.8%	6.30	12/3/2013	$162,946	$412,935
Vice President and General Counsel

(1)	Options were granted under the 1997 Stock Incentive Plan. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Options vest 33% immediately upon grant, 33% on the one year anniversary of the date of grant, and the remaining 34% vest on the second anniversary of the date of grant. The options have a term of 10 years, unless they are exercised or expire upon certain circumstances set forth in the 1997 Stock Incentive Plan, including retirement, termination in the event of a change in control, death or disability.

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company’s Common Stock, overall market conditions and the executive’s continued employment with the Company. The amounts represented in this table may not be achieved.

Aggregated Stock Option/SAR Exercises During 2003 and Stock Option/SAR Values as of December 31, 2003

      None of the Named Executive Officers exercised Stock Options/SARs during 2003. The following table describes for each of the Named Executive Officers the potential realizable values for their options at December 31, 2003:

Option/SAR Values at December 31, 2003

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-the-Money
	Options/SARs at Fiscal	Options/SARs at Fiscal
	Year End(#)	Year End(1)

Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Lawrence A. Cohen	156,329/68,870	$436,460/0
James A. Stroud	134,409/0	$77,420/0
Keith N. Johannessen	102,314/37,882	$298,026/0
Ralph A. Beattie	103,010/0	$341,573/0
David R. Brickman	54,773/27,551	$136,629/0

(1)	All of the options reflected below were granted at exercise prices ranging from $1.80 to $7.06. The closing price per share of the Company’s Common Stock on December 31, 2003 was $5.88.

Employment Agreements

      The Company has entered into employment agreements with each of its named executive officers. Mr. Cohen entered into an employment agreement in November 1996 which was subsequently amended in May 1999 and January 2003. Mr. Stroud entered into an employment agreement with the Company in May 1997 which was subsequently amended in March and May 1999, November 2000 and January 2003. Mr. Johannessen entered into an employment agreement with the Company in November 1996 which was subsequently amended in May 1999 and January 2003. Mr. Beattie entered into an employment agreement with the Company in May 1999 which was subsequently amended in January 2003. Mr. Brickman entered into an employment agreement with the Company in December 1996 which was subsequently amended in January 2003.

      Mr. Cohen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of a minimum annual base salary of $300,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Stroud’s employment agreement contains terms that renew annually for successive four-year periods, and the compensation thereunder consists of a minimum base salary of $250,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Johannessen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $180,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Beattie’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $180,000 per annum, subject to adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Brickman’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $146,584 for 2001, subject to annual adjustments.

      Annual bonus awards are determined by the Board of Directors or the Compensation Committee. Included in each employment agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of one year thereafter.

      Messrs. Cohen, Stroud, Johannessen and Beattie’s employment agreements provide that if the employee is terminated by the Company, other than for cause or for reasons of death or disability or if he voluntarily resigns for good reason, then the Company will pay his base salary plus his annual bonus paid during the term of the employment agreement in the past 12 months for the balance of the term of the agreement, but not less than two years (base salary plus annual bonus paid during the term of his employment agreement in the past 12 months for three years if the termination is due to a Fundamental Change, as defined therein). Mr. Brickman’s employment agreement provides that if the employee is terminated by the Company, other than for cause or for reasons of death or disability or the employee voluntarily resigns for good reason, then the Company will pay the employee his base salary for the balance of the term of the employment agreement, but in any event not to exceed two years, and not less than two years from the date of notice of the termination.

      Under the Company’s employment agreements with Mr. Cohen and Mr. Stroud, Mr. Cohen and Mr. Stroud are each entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company they hold. Under Mr. Cohen’s employment agreement, if the Company proposes to register any of its securities under the Securities Act either for its own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of the Company that he holds in the registration. Under Mr. Stroud’s employment agreement he has similar registration rights as Mr. Cohen. These registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. The Company has agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions. In addition to the rights described above, under Mr. Stroud’s employment agreement, upon a registration event, as defined in the employment agreement, he has certain rights to require the Company to register the securities of the Company that he holds for resale.

Compensation Committee Report on Executive Compensation

      The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers and to review any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is also considered by the Compensation Committee. In 2003, the Compensation Committee consisted of Messrs. Hartberg and Moore and Dr. Nee.

      The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring the competitiveness of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and industry market conditions. However, the Compensation Committee is also mindful of the fact that several of the Company’s executive officers have entered into employment agreements in connection with their agreements to join the Company; accordingly, with respect to those executive officers, the Compensation Committee recognizes that, to a large degree, compensation for such persons is set by contract.

      In general, the Compensation Committee has determined that the available forms of executive compensation should include base salary, cash bonus awards and stock options. Performance of the Company will be a key consideration (to the extent that such performance can fairly be attributed or related to such executive’s performance), as well as the nature of each executive’s responsibilities and capabilities. The Company’s compensation philosophy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company’s compensation philosophy also will give consideration to the Company’s achievement of specified business objectives when determining executive officer compensation. The Compensation Committee will endeavor to compensate the Company’s executive officers based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.

      An additional objective of the Compensation Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company’s overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. In making its determinations, some consideration will be given by the Compensation Committee to the number of options already held by such persons and the existing amount of Common Stock already owed by such persons. The Compensation Committee believes that the award of options represents an effective incentive to create value for the stockholders. During 2003, additional grants were authorized for new and existing key employees.

      On the recommendation of the Compensation Committee, the 2003 base salary for Lawrence A. Cohen, the Company’s Chief Executive Officer, was established at $352,647 by the Company’s Board of Directors effective for fiscal 2003. Mr. Cohen’s base salary was generally based on the same factors and criteria outlined above, being compensation paid to chief executives of comparable companies, individual as well as corporate performance and a general correlation with compensation of other executive officers of the Company. The $254,262 bonus paid to Mr. Cohen in 2003 was determined under the incentive compensation criteria described above. In considering whether a cash bonus would be awarded to Mr. Cohen, the Compensation Committee recognized Mr. Cohen’s efforts to execute on the Company’s 2003 Business Plan. The Compensation Committee also considered the goals and criteria which had been established for Mr. Cohen for fiscal 2003, the Company’s results and the other factors described in its analysis above.

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

Compensation Committee

CRAIG F. HARTBERG
JAMES A. MOORE
DR. VICTOR W. NEE

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and the compatibility of nonaudit services with such independence.

      The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held seven meetings during fiscal year 2003.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed, subject to shareholder approval, Ernst & Young LLP as the Company’s independent auditors.

Audit Committee

CRAIG F. HARTBERG, CHAIRMAN
JAMES A. MOORE
DR. VICTOR W. NEE
JILL M. KRUEGER

COMPARATIVE TOTAL RETURNS

      The following Performance Graph shows the changes for the five year period ended December 31, 2003 in the value of $100 invested in: (1) the Company’s Common Stock; (2) the Standard & Poor’s Broad Market Index (the “S&P 500”); and (3) the common stock of the Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The change in the Company’s performance for the year ended December 30, 2003, results from the price of the Company’s Common Stock increasing from $2.97 per share at December 30, 2002 to $5.88 per share at December 31, 2003.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG CAPITAL SENIOR LIVING CORPORATION,
THE S&P 500 INDEX AND A PEER GROUP

*	$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

      The preceding graph assumes $100 invested at the beginning of the measurement period in the Common Stock of the Company, the S&P 500 and the New Peer Group and was plotted using the following data:

	Cumulative Total Return

	12/98	12/99	12/00	12/01	12/02	12/03

Capital Senior Living Corporation	100.00	36.33	17.49	21.31	18.30	42.19
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group	100.00	33.98	41.36	47.11	42.62	66.40

      The Company’s Peer Group consists of American Retirement Corporation, Emeritus Corporation and Sunrise Assisted Living, Inc., which were chosen by the principal executive officers of the Company after reviewing publicly filed documents of companies based on the Company’s industry and market capitalization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy of the Board of Directors

      The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the directors who have no beneficial or economic interest in such transaction, upon such directors’ determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from third parties. There can be no assurance that these policies will always be successful in eliminating the influence of conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, except for two late reports filed by James A. Stroud, chairman of the board and Chairman and Secretary of the Company, with regard to transactions in the Company’s common stock by Mr. Stroud’s minor son in September 2003.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT AUDITORS

(PROPOSAL 2)

      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent auditors, to be the principal independent auditors of the Company and to audit its consolidated financial statements. Ernst & Young LLP has served as the Company’s independent auditors since December 31, 1994, and has reported on the Company’s consolidated financial statements.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      The Audit Committee of Board of Directors has the responsibility for the selection of the Company’s independent auditors. Although stockholder ratification is not required for the selection of Ernst & Young LLP, and although such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee of the Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year and, in such case, stockholders’ opinions would be taken into consideration.

      The Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as independent auditors of the Company.

FEES PAID TO INDEPENDENT AUDITORS

      The aggregate fees billed by Ernst & Young LLP, the Company’s independent auditors, in fiscal 2002 and 2003 were as follows:

	Fees

Services Rendered	2003	2002

Audit services(1)	$567,350	$308,810
Audit-Related services(2)	37,000	20,000
Tax services(3)	53,880	54,280

Total	$658,230	$383,090

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Also includes $96,000 associated with the Company’s prospectus and prospectus supplement filings.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statement. This category includes fees related to the audit of the Company’s 401(k) plan and consulting services.

(3)	Includes fees associated with tax compliance, tax advice and tax planning.

      The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP’s independence and has concluded that it is.

      The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee is responsible for the engagement of the independent auditor to provide permissible non-audit services, which require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in the rules of the NYSE or the SEC that are approved by the Audit Committee). The Audit Committee ensures that approval of non-audit services by the independent auditor are disclosed to investors in periodic reports filed with the SEC.

PROPOSAL TO AMEND THE CAPITAL SENIOR LIVING CORPORATION

1997 STOCK AND INCENTIVE PLAN

(PROPOSAL 3)

Summary of 1997 Stock Incentive Plan

      In January 2004, the Board of Directors determined to submit for stockholder approval an amendment to the 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 2,000,000 to 2,575,000. In March 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable under the 1997 Stock Incentive Plan. The text of the amendment is attached as Appendix C to this Proxy Statement. The material features of the 1997 Stock Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1997 Stock Incentive Plan.

      As of March 23, 2004, 1,588,058 shares had been issued under the 1997 Stock Incentive Plan, and options to purchase an aggregate of 1,444,314 shares at exercise prices ranging from $1.80 to $10.50 per share were outstanding. Excluding the increase of 575,000 shares for which stockholder approval is being sought pursuant to this Proposal, 411,942 shares remained available for future grant under the 1997 Stock Incentive Plan.

      On April 1, 2004, the last sale price of the Common Stock on the NYSE was $6.54 per share.

      Stockholders are requested in this Proposal to approve the increase in the aggregate number of shares authorized for issuance under the 1997 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase in the aggregate number of shares authorized for issuance under the 1997 Stock Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

General

Purpose

      The purpose of the 1997 Stock Incentive Plan is to advance the interests of the Company and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, directors and consultants for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent. Unless the context otherwise requires, references to the Company shall include the Company and any corporation in which the Company owns, directly or indirectly, 50% or more of the total combined voting power.

Eligibility

      Employees of the Company are eligible to participate in the 1997 Stock Incentive Plan. Incentive stock options (“Incentive Options”) may be granted only to employees, and all other awards may be granted to either employees, consultants or non-employee directors. No person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is eligible to receive awards under the 1997 Stock Incentive Plan in any fiscal year exceeding 100,000 shares.

Types of Awards

      The 1997 Stock Incentive Plan authorizes the granting of Incentive Options and nonincentive stock options (“Nonincentive Options”) to purchase common stock of the Company to employees of the Company. Unless the context otherwise requires, the term “Options” includes both Incentive Options and Nonincentive Options.

      The 1997 Stock Incentive Plan also authorizes awards of restricted stock (“Restricted Stock”). A restricted stock award is the grant of shares of common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The vesting and number of shares of a Restricted Stock award may be selected by the Compensation Committee of the Board of Directors (the “Committee”). Except as otherwise provided in the agreement granting the Restricted Stock award, the recipient of Restricted Stock will have all of the rights of a shareholder of the Company, including with respect to voting rights and the right to receive dividends.

      The 1997 Stock Incentive Plan also authorizes awards intended to be “performance-based compensation” which are payable in stock, cash, or a combination of stock and cash (“Performance Awards”). Any Performance Awards granted will vest upon the achievement of performance objectives. The Committee will establish the performance measures, the length of the performance period and the form and time of payment of the award.

      The 1997 Stock Incentive Plan also authorizes stock appreciation rights, or SARs. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. SARs may be granted under the 1997 Stock Incentive Plan in tandem with other awards.

Administration

      The 1997 Stock Incentive Plan is administered by the Committee, which shall have at least two non-employee directors. The Committee has the authority to interpret and adopt rules and regulations for carrying out the 1997 Stock Incentive Plan. All decisions and acts of the Committee shall be final and binding on all participants under the 1997 Stock Incentive Plan. The Compensation Committee of the Board of Directors serves as the Committee.

Shares of Common Stock Subject to the 1997 Stock Incentive Plan

      A total of 2,000,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 1997 Stock Incentive Plan.

Granting of Awards

      The Committee may from time to time grant awards in its discretion. In granting awards, the Committee must take into consideration the contribution of the eligible person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee determines.

New Plan Benefit Table

      No option grants have been made through April 1, 2004 under the 1997 Stock Incentive Plan out of the additional shares to be reserved under the 1997 Stock Incentive Plan in connection with the proposed amendments that stockholders are being asked to approve. The number of Options to be granted to the directors who are not employees of the Company (each an “Outside Director”), and the prices at which the Option grants will be made, are set forth in the table below. The numbers of discretionary grants to be made under the 1997 Stock Incentive Plan in the future to directors and executive officers of the Company, including the Named Executive Officers, and the prices at which the grants will be made, are not determinable.

Name and Position	Dollar Value ($)		Number of Units

Named Executive Officers	—		—
Executive Group	—		—
Non-Executive Director Group(1)		(2)	12,000	(1)
Non-Executive Officer Employee Group	—		—

(1)	Consists of 3,000 Nonincentive Options to be granted to each of James A. Moore, Dr. Victor W. Nee, Craig F. Hartberg and Jill M. Krueger on the date of the Annual Meeting.

(2)	The exercise price of nondiscretionary, automatic options to be granted to Outside Directors under the 1997 Stock Incentive Plan is unknown, as the exercise price will be equal to the fair market value on the date of grant.

Exercise Price of Options

      The exercise price of Options granted under the 1997 Stock Incentive Plan shall be any price determined by the Committee, but may not be less than the par value of the common stock, or in the case of Incentive Options, the exercise price may not be less than the fair market value of the common stock on the date of grant. The exercise price of Incentive Options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Price of Restricted Stock

      The price, if any, to be paid by a recipient for Restricted Stock awarded under the 1997 Stock Incentive Plan shall be determined by the Committee. As a condition to the grant of a Restricted Stock award, the

Committee will require the person receiving the award to pay at least an amount equal to the par value of the Restricted Stock granted under the award.

Payment of Exercise Price

      Unless further limited by the Committee, the exercise price of an Option shall be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, by personal check or by delivery of shares of common stock if expressly permitted by the terms of the Option, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered shall be their fair market value on the date received by the Company.

Restrictions on Transfer of Awards

      No award granted under the 1997 Stock Incentive Plan is transferable otherwise than by will or by the laws of descent and distribution. However, if provided by the award:

•	the award may be transferable without consideration to the members of the holder’s immediate family, to trusts for immediate family members or to partnerships whose only partners are immediate family members, provided that no further transfer is permitted; or

•	if not otherwise prohibited by Rule 16b-3, the award may be transferable to a person or entitled for which the holder is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code, provided that no further transfer is permitted.

      During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

      A participant may not sell, transfer, assign or pledge shares of Restricted Stock until the shares have vested. Stock certificates representing the Restricted Stock shall be held by the Company bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested. At the time the Restricted Stock vests, a certificate for the vested shares will be delivered to the participant.

Exercisability of Options

      Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of the 1997 Stock Incentive Plan. In addition, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the Exchange Act) or any similar rule which may subsequently be in effect, the Committee may provide that no shares acquired on the exercise of an Option shall be transferable during such 6 month period following the date of grant of the Option.

      The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a restriction will lapse.

Vesting of Restricted Stock

      In granting Restricted Stock awards, the Committee, in its sole discretion, may determine the terms and conditions under which the Restricted Stock awards shall vest.

      The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which Restricted Stock may vest or otherwise waive or amend any conditions in respect of a grant of Restricted Stock.

Terms of Performance Awards

      Performance Awards, in the sole discretion of the Committee, may:

•	represent a share of Common Stock or be related to the increase in value of a share of Common Stock;

•	be contingent on the Company’s achievement of the specified performance measures during a performance period;

•	include performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Restricted Share awards or Options valued by reference to earnings per share or subsidiary performance; or

•	be granted either alone, in addition to, or in tandem with, other awards and cash awards made outside of the Plan.

      The Committee shall establish:

•	the performance measures for each performance period,

•	performance measures, and

•	the duration of any performance period,

each of which may differ with respect to each eligible person who receives a Performance Award, or with respect to separate Performance Awards issued to the same eligible person. The performance measures, the medium of payment, the performance periods and any other conditions to the Company’s obligation to pay a Performance Award in full or in part, shall be set forth in a written agreement evidencing each Performance Award.

Expiration of Options

      The expiration date of an Option will be determined by the Committee at the time of the grant. However, unless terminated earlier under the express terms of an Option, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on the earlier of:

•	the date that holder ceases to be employed by the Company, if such cessation is for Cause, as defined in the 1997 Stock Incentive Plan;

•	the tenth anniversary of the date of grant; and

•	in the case of an Incentive Option, three months after the date that the holder ceases to be employed by the Company regardless of the reason for the termination of employment, other than a cessation by reason of death, or disability, in which case the date of termination may be extended under the terms of the Incentive Option agreement.

      In addition, if provided in an Option agreement, the Committee may cancel all or any portion of an Option which remains unexercised effective upon the date of the consummation of a change in control transaction.

Expiration of Restricted Stock Awards

      The requirements for vesting of Restricted Stock will be determined by the Committee at the time of the grant. The lapse of restrictions on Restricted Stock always shall occur on or before the ninth anniversary of the date of grant of the Restricted Stock award.

Expiration of Performance Awards

      Unless otherwise expressly provided in the agreement evidencing a Performance Award, the holder of the Performance Award must remain employed by the Company until the end of the performance period in order to be entitled to any payment under the Performance Award. However, the Committee expressly may provide in the agreement granting the Performance Award that the holder may become entitled to a specified portion of the amount earned under the Performance Award based on one or more specified periods of time between the date of grant of the Performance Award and the holder’s termination of employment by the Company prior to the end of the performance period.

Change in Control

      In the event of either a change in control or a potential change in control transaction, unless otherwise expressly provided by the Committee prior to the change in control or potential change in control:

•	all awards, other than Performance Awards, shall become fully exercisable, nonforfeitable, or the restricted period shall terminate, as the case may be;

•	the value of all outstanding Nonqualified Options, SARs, Restricted Stock, and Outside Director Options (as defined under the heading “— Awards to Outside Directors” below) shall be cashed out on the basis of the highest price per share paid on NYSE, or other principal exchange or market for the Common Stock, in any bona fide transaction related to a change in control or potential change in control during the 60 day period immediately preceding the change in control or potential change in control; and

•	the cash out for SARs related to Incentive Options will be based on transaction reported for the date on which the holder exercises the SARs or, if applicable, the date on which a cash out occurs.

      The portion of an award which is accelerated is limited to that portion which can be accelerated without causing the holder to have an “excess parachute payment” as determined under Section 280G of the Code, determined by taking into account all of the holder’s “parachute payments” determined under Section 280G of the Code, all as reasonably determined by the Committee.

     Expiration of the 1997 Stock Incentive Plan

      The 1997 Stock Incentive Plan shall terminate on September 1, 2007.

     Adjustments

      The 1997 Stock Incentive Plan provides for adjustments to the number of shares with respect to which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of outstanding Options in the event of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange.

     Amendments

      The Board of Directors may amend or modify the 1997 Stock Incentive Plan at any time, provided that no amendment may, without the approval of the stockholders of the Company:

•	increase the number of shares available for issuance under the 1997 Stock Incentive Plan or change the class of eligible persons under the 1997 Stock Incentive Plan;

•	permit the granting of awards which expire beyond 10 years;

•	extend the termination date of the 1997 Stock Incentive Plan;

•	increase the maximum number of shares issuable and subject to Section 162(m) of the Code;

•	materially increase the benefits available to Outside Directors; or

•	make any change for which applicable law or regulatory authority would require stockholder approval or for which stockholder approval would be required to secure all deductibility of compensation received under the Section 162(m) of the Code.

      In addition, no amendment may substantially impair any award previously awarded without the consent of the holder of the award.

     Awards to Outside Directors

      On the date of each Annual Meeting of Stockholders of the Company, each director who is not an Outside Director who will continue as a director following the meeting will receive a Nonqualified Option to purchase 3,000 shares of Common Stock (the “Outside Director Options”). The exercise price per each Option shall equal the fair market value per share on the date of grant. The Options shall vest and become exercisable with respect to all 3,000 shares of Common Stock on the date of the Company’s next annual meeting of stockholders if the holder has been a member of the Board of Directors until that date whether or not holder will remain a director following the annual meeting.

      The exercise price may be paid in cash. No Outside Director Option shall be exercisable prior to vesting. Each Outside Director Option shall expire, if unexercised, on the tenth anniversary of the date of grant.

      Upon termination of an Outside Director’s service as a director, all Outside Director Options then exercisable and held by the Outside Director will remain vested and exercisable through the expiration date and all remaining Outside Director Options held by the Outside Director will become exercisable and vested and remain so through the expiration date to the extent of any shares of Common Stock that would have become exercisable and vested within a period of less than twelve months following the date of termination of his or her status as director.

      Any unvested Outside Director Options held by the Outside Director on the date of termination of his or her status as director will be forfeited to the extent of any shares of Common Stock that would not have become vested and exercisable until at least twelve months from the date of termination of his or her status as director. The Board of Directors may, in its sole discretion, elect to accelerate the vesting of any Outside Director Options in connection with the termination of his or her status as director. The Board of Directors, in its sole discretion, may determine to reduce the size of any Outside Director Option prior to the date of grant or to postpone the vesting and exercisability of any Outside Director Option prior to the date of grant.

      The Committee has no authority to determine the timing of or the terms or conditions of any award of Outside Director Options.

     Registration

      The Company anticipates registering the additional shares issuable pursuant to the exercise of Options or the grant of Restricted Stock or Performance Awards with the Securities and Exchange Commission (the “SEC”) in 2004.

Federal Income Tax Consequences

     Grants of Options

      Under current tax laws, the grant of an Option will not be a taxable event to the recipient and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of Nonincentive Options and Subsequent Sale of Stock

      Upon the exercise of a Nonincentive Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price. The taxable income recognized upon exercise of a Nonincentive Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When common stock received upon the exercise of a Nonincentive Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a Nonincentive Option is paid by the delivery of already owned shares.

      To date, the Committee has only awarded Nonincentive Options under the 1997 Stock Incentive Plan.

     Section 162(m) Effect on Deductibility

      Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s most highly paid executives, subject to an exception that would allow the deduction of certain performance-based compensation. The Company believes that Options granted under the 1997 Stock Incentive Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

Equity Compensation Plan Information

      The following table presents information relating to the Company’s equity compensation plans as of December 31, 2003:

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of the	(Excluding Securities
	Options, Warrants	Outstanding Options,	Reflected in
Plan Category	and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders	1,457,603	$4.29	413,054
Equity compensation plans not approved by security holders	—	—	—

Total	1,457,603	$4.29	413,054

Vote Required for Approval

      Approval of this Proposal requires a number of votes “FOR” the proposal that represents a majority of the votes cast. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

      The Board of Directors unanimously recommends a vote “FOR” the proposal to approve amendment to the 1997 Stock Incentive Plan.

OTHER BUSINESS

(PROPOSAL 4)

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed by the proxy to do otherwise.

GENERAL

      The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. The cost of such solicitation will be borne by the Company.

      The information contained in this Proxy Statement in the sections entitled “Election of Directors — Compensation Committee Report on Executive Compensation,” “— Report of the Audit Committee” and “Comparison of Five Year Cumulative Total Return” shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 17, 2004 for inclusion in the Company’s Proxy Statement relating to that meeting.

By Order of the Board of Directors

JAMES A. STROUD
Chairman of the Board and Secretary

April 16, 2004

Dallas, Texas

APPENDIX A

CAPITAL SENIOR LIVING CORPORATION

DIRECTOR INDEPENDENCE POLICY

      No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.

      The following guidelines shall be considered in making this determination:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such relationship;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that other company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold;

•	A director who is an executive officer, or whose immediate family member is an executive officer, of a charitable organization that receives contributions from the Company, in any single fiscal year, of an amount equal to the greater of $1 million or 2% of such organization’s consolidated gross revenue, is not “independent” until three years after contributions fall below such threshold; and

•	A director who has a beneficial ownership interest of 10% or more in a company which has received remuneration from the Company in any single fiscal year in an amount equal to the greater of $1 million or 2% of such Company’s consolidated gross revenue is not “independent” until three years after falling below such threshold.

      The term “Company” when used herein shall mean Capital Senior Living Corporation and any direct or indirect subsidiary of Capital Senior Living Corporation which is part of the consolidated group.

      An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

      Members of the Audit Committee must also satisfy an additional independence requirement. They may not accept any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or affiliates other than directors’ compensation.

      The Board shall undertake an annual review of the independence of all non-management directors. In advance of the meeting at which this review occurs, each non-management director shall be asked to provide

A-1

the Board with full information regarding the director’s business and other relationships with the Company to enable the Board to evaluate the director’s independence.

      Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand directors or members of their immediate family, and, on the other hand, the Company, whether or not such business relationships are described above.

Adopted by Resolution of the Board of
Directors on March 1, 2004

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APPENDIX B

CAPITAL SENIOR LIVING CORPORATION AMENDED AND

RESTATED AUDIT COMMITTEE CHARTER

Statement of Purpose

      The audit committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to:

•	corporate accounting;

•	reporting practices of the Company;

•	the quality and integrity of financial statements of the Company;

•	the Company’s compliance with legal and regulatory requirements;

•	the outside auditing firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and the Company’s outside auditing firm.

      It is the responsibility of the audit committee to maintain free and open communication between the Board, the independent auditors, and the financial management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other advisors for this purpose.

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

Organization

Independence

      The audit committee of the board of directors of the Company (the “Board”) shall be comprised of at least three directors. The audit committee members shall each be determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10-A-3 of the Exchange Act, the rules of the New York Stock Exchange (the “NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Financial Expertise

      Each member of the audit committee must be financially literate, as such qualification is interpreted by the Board in its business judgment; or must become financially literate within a reasonable period of time after appointment to the audit committee. In addition, at least one member of the audit committee must be an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K.

Simultaneous Service

      If an audit committee member serves on the audit committee of more than three public companies, the Board shall determine whether such simultaneous service will impair the director’s ability to effectively serve on the audit committee and disclose such determination in accordance with the regulations of the NYSE.

Funding

      The Company shall provide for appropriate funding, as determined by the audit committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services for the Company, for payment of compensation to any other advisors employed by the audit committee and for ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

Appointment and Removal

      The members of the audit committee shall be appointed by the Board and shall serve for the term set forth in the By-Laws of the Company.

Chairperson

      Unless a Chairperson is elected by the Board, the members of the audit committee shall designate a Chairperson by the majority vote of the full audit committee membership. The Chairperson will chair all regular sessions of the audit committee and set the agenda for audit committee meetings.

Delegation to Subcommittees

      In fulfilling its responsibilities, the audit committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the audit committee.

Meetings

      The audit committee shall meet as often as it determines is necessary but no less than once per quarter, either in person or telephonically, and at such times and places as the audit committee shall determine.

      The audit committee should meet periodically with management, the internal auditors and the independent auditor in separate sessions to discuss any matters that the audit committee or either of these groups believes should be discussed privately. In addition, the audit committee should discuss with the independent auditors and management the Company’s annual and quarterly financial statements.

      The audit committee may request any officer or employee of the Company or the Company’s outside counsel, independent auditor or other advisor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

Oversight of Financial Reporting Process

      The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities regularly to the Board and to review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the internal audit function.

      While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the audit committee to conduct investigations, or to assure compliance with laws and regulations.

Appointment of Independent Auditor

      The audit committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The audit committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the audit committee.

      The audit committee has the responsibility to establish policies and procedures for the engagement of the independent auditor to provide permissible audit and non-audit services, which shall require preapproval by the audit committee (other than with respect to de minimis exceptions for non-audit services described in the rules of the New York Stock Exchange or the SEC that are approved by the audit committee). The audit committee shall ensure that approval of non-audit services by the independent auditor are disclosed to investors in periodic reports filed with the SEC.

      In carrying out these responsibilities, the audit committee will:

A. Financial Reporting Process and Documents/Reports Review

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors. Only the audit committee chairman is required to meet with the independent auditors at the conclusion of their quarterly review.

•	Review with the independent auditors, internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review disclosures made to the audit committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Review and discuss the quarterly financial statements and the Company’s disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with financial management and the independent auditors prior to the filing of the Company’s Form 10-Qs (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chairperson of the committee may represent the entire committee for purposes of this review.

•	Review and discuss the financial statements and the Company’s disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, and discuss any other matters required to be communicated to the committee by the auditors.

•	Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•	Review with financial management their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	If requested by the Board, report the results of the annual audit to the Board. If further requested by the Board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board.

•	Prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B. Independent Auditors

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Review with the independent auditor any audit problems or difficulties and management’s response. This review should also include discussions of the responsibilities, budget and staffing of the Company’s internal audit function.

•	Inquire of management and the independent auditors about significant risks or exposures, assess the steps management has taken to minimize such risks to the Company and discuss policies with respect to risk assessment and risk management.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The audit committee shall present its conclusions with respect to the independent auditor to the Board.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

•	Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

•	Set policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

C. Ethical and Legal Compliance

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Obtain the full Board’s approval of this Charter and perform a review and evaluation, at least annually, of the performance of the audit committee, including reviewing the compliance of the audit committee with this Charter. In addition, the audit committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the committee considers necessary or valuable. The audit committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Adopted by Resolution of the Board of
Directors on March 22, 2004

APPENDIX C

THIRD AMENDMENT

TO THE 1997 OMNIBUS STOCK AND INCENTIVE PLAN
FOR
CAPITAL SENIOR LIVING CORPORATION

      This Third Amendment (this “Amendment”) to the 1997 Omnibus Stock And Incentive Plan for Capital Senior Living Corporation (“Plan”) made and entered into effective as of the 19th day of May, 2004.

WITNESSETH:

      WHEREAS, Capital Senior Living Corporation (“Company”) established the Plan effective September 1, 1997.

      WHEREAS, the Company amended the Plan pursuant to that certain First Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation effective July 22, 1999.

      WHEREAS, the Company amended the Plan pursuant to that certain Second Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation effective December 3, 2003.

      WHEREAS, under and in accordance with Section 22 of the Plan, the Board of Directors (“Board”) of the Company has been granted the authority to amend the Plan, subject to certain limitations.

      WHEREAS, the Board has previously authorized the amendment of the Plan to increase the number of shares of common stock of the Company (“Shares”) which automatically will be available for grant under the Plan by 575,000 Shares, which will have the effect of increasing the total of such automatically available Shares, measured from the inception of the Plan, to 2,575,000 Shares.

      WHEREAS, under the terms of Section 22 of the Plan, such amendment required the approval of the shareholders of the Company, which approval was given on May 19, 2004.

      NOW THEREFORE, the Plan is hereby amended as follows:

      Section 3 is hereby amended by deleting it in its entirety and substituting therefor the following:

“Award of Available Shares. 2,575,000 Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award in measured), shall remain Available Shares. Such number shall be increased automatically by the number of Reacquired Shares; provided, however, that Incentive Stock Options may not be issued after 2,575,000 Shares have been issued under the Plan. No person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.”

Dated: May 19, 2004.

C-1

This proxy will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees for director and “FOR” Proposal 2, Proposal 3 and Proposal 4.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders to be held in 2007 or until their successors have been duly qualified and elected.

FOR all nominees	WITHHOLD	Nominees: 01 James A. Moore, and 02 Dr. Victor W. Nee
listed to the right	AUTHORITY
(except as marked	to vote for all nominees	(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space
to the contrary)	listed to the right	provided below.)

☐	☐

2.	To ratify the appointment of Ernst & Young LLP, independent accountants, as the Company’s independent Auditors.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	To approve the amendment to the Capital Senior Living Corporation 1997 Omnibus Stock and Incentive Plan (as amended) to increase the number of shares issuable thereunder from 2,000,000 to 2,575,000.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2004

Signature

Signature

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

You can view the Annual Report and Proxy Statement
on the Internet at www.capitalsenior.com

CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence A. Cohen and James A. Stroud and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all of the shares of the common stock of Capital Senior Living Corporation (the “Company”), held of record by the undersigned on March 23, 2004, at the Annual Meeting of Stockholders of the Company to be held on May 19, 2004, and any adjournment(s) thereof.

(To Be Dated And Signed On Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

You can now access your Capital Senior Living account online.

Access your Capital Senior Living shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Capital Senior Living, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time